As filed with the Securities and Exchange Commission on December __, 1998
                                                       Registration No. 333 ____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
DELAWARE                              KELLWOOD COMPANY          36-24724210
(State or other jurisdiction      (Exact name of registrant)  (I.R.S. Employer
of incorporation or organization)     as specified in its    Identification No.)
                                          charter

                              600 KELLWOOD PARKWAY
                                 P.O. BOX 14374
                            ST. LOUIS, MISSOURI 63178
                                  314-576-3100
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            THOMAS H. POLLIHAN, ESQ.
                                 GENERAL COUNSEL
                                KELLWOOD COMPANY
                              600 KELLWOOD PARKWAY
                            ST. LOUIS, MISSOURI 63178
                                  314-576-3100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------
                                    COPY TO:

                            FREDERICK W. AXLEY, ESQ.
                             MCDERMOTT, WILL & EMERY
                             227 WEST MONROE STREET
                          CHICAGO, ILLINOIS 60606-5096
                           ---------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                           ---------------------------
           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              --------------------

                         CALCULATION OF REGISTRATION FEE

============================================= =================== ==================== ======================= =====================
                                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF            AMOUNT TO         OFFERING PRICE          AGGREGATE              AMOUNT OF
               SECURITIES TO BE REGISTERED     BE REGISTERED (1)      PER SHARE (2)      OFFERING PRICE (2)     REGISTRATION FEE
============================================= =================== ==================== ======================= =====================
Common Stock (par value $.01 per share)(3)           844,000             $26.91                                        $6,314
                                                                                            $22,712,040
============================================= =================== ==================== ======================= =====================
(1)  Maximum number of shares which may be offered.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Shares on the New York Stock Exchange on December 1,
     1998.
(3)  Including Series A Junior Preferred Stock purchase rights.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     SUBJECT TO COMPLETION DECEMBER __, 1998

PROSPECTUS

                                 844,000 SHARES

                                KELLWOOD COMPANY

                                  COMMON STOCK

                         -------------------------------


          This prospectus relates to up to 844,000 shares (the "Shares") of Common Stock, par value $.01 per share of Kellwood Company, a Delaware corporation, which you, as a stockholder of Kellwood (the "Selling Stockholders") may offer for sale. You may sell the Shares, from time to time, directly or through one or more broker-dealers, stock exchanges on which the Shares may be listed (such as the New York Stock Exchange), in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. For more detail about the process of selling your Shares see the information under the caption "Plan of Distribution."

           Kellwood will not receive any of the proceeds from the sale of your Shares. Kellwood will bear all expenses of the registration of the Shares, but you will have to pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, and also the fees and costs of any attorneys or professional advisors that you choose to hire as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

           The Common Stock is listed for trading on the New York Stock Exchange under the symbol "KWD".

           Kellwood's mailing address is 600 Kellwood Parkway, P. O. Box 14374, St. Louis, Missouri 63178, and its telephone number is 314-576-3100.

           SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING ANY OF THE SHARES.

                  --------------------------------------------


           Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   -------------------------------------------

                         The date of this prospectus is
December __, 1998.

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

About this Prospectus..........................................................2
Where You Can Find More Information............................................2
Special Note Regarding Forward-Looking Information.............................3
Kellwood Company...............................................................4
Risk Factors...................................................................4

      Uncertainties in Integrating Business Operations.........................4
      Increased Competition....................................................5
      Dependence on Retention and Integration of Key Employees.................5
      Challenge of Integrating Future Acquisitions.............................5

Use of Proceeds................................................................5
Selling Stockholders...........................................................6
Plan of Distribution...........................................................6
Legal Opinions.................................................................7
Experts........................................................................7

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement filed with the SEC using a "shelf" registration process. Under this process, Shares described in this prospectus may be sold in one or more transactions. This prospectus provides you with a general description of the Shares. You should read both this prospectus together with the additional information described under the heading "Where You Can Find More Information" below.

                       WHERE YOU CAN FIND MORE INFORMATION

           Kellwood files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC's public reference rooms in Washington, D.C. (at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549), New York, New York (at 7 World Trade Center, Suite 1300, New York, New York 10048) or Chicago, Illinois (at Suite 1400, 500 West Madison, Chicago, Illinois 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Kellwood's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "www.sec.gov". You can also review copies of or SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additional information about Kellwood can be found at its web site at "www.kwdco.com".

          As noted above, Kellwood has registered the Shares with the SEC on Form S-3. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on SEC's web site.

           The SEC allows Kellwood to "incorporate by reference" the information that Kellwood files with the SEC, which means that Kellwood can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that Kellwood files with the SEC later will automatically update and supersede this information. Kellwood incorporates by reference the documents listed below and any future filings Kellwood makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all of the Shares registered are sold by you:

           o  Annual Report on Form 10-K for the fiscal year ended
              April 30, 1998;

           o Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1998;

           o Current Reports on Form 8-K dated December 2, 1998 and December 3, 1998;

           o The description of the Common Stock in Kellwood's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description; and

           o The description of the Series A Junior Preferred Stock and the Series A Junior Preferred Stock purchase rights in Kellwood's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, and any other information incorporated by reference in this registration statement, at no cost by writing or telephoning Kellwood at: Kellwood Company, Attention: Thomas H. Pollihan, Secretary, 600 Kellwood Parkway, P.O. Box 14374, St. Louis, Missouri 63178; telephone number 314-576-3100.

          YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ANY OTHER INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

           Certain of the matters discussed in this prospectus or in the information incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This information may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by any forward-looking statements.

                                KELLWOOD COMPANY

           Kellwood is a leading designer, manufacturer and marketer of apparel and camping soft goods with sales of over $1.7 billion in fiscal year 1998. Kellwood is one of the largest providers of popular-to-moderate women's sportswear in the United States, servicing all channels of distribution. Additionally, it is a major manufacturer of men's woven shirts and a supplier of outerwear and lingerie.

           Kellwood operates five strategic business portfolios:

                o Popular-to-Moderate Women's Sportswear, which designs,
                  contracts for the manufacture of, and markets a broad range of apparel with targeted price points of $50.00 and below under brands such as Sag Harbor(R), Kathie Lee(R), Cricket Lane(R), Studio Ease(R), MHM(R), and Plaza South(TM);

                o Better-to-Bridge Women's Sportswear, which designs,
                  contracts for the manufacture of, and markets a broad range of apparel with targeted price points of over $50.00 under brands such as David Dart(R), Bill Burns(R), Northern Isles(R), Robert Scott(R) and David Brooks(R);

                o Private Label, which manufactures and markets a broad range of sportswear, activewear, outerwear and intimate apparel principally produced in plants operated by the company in the United States or in the Caribbean Basin;

                o Smart Shirts, which principally manufactures woven and knit shirts in plants operated by the company in Hong Kong, China and Sri Lanka for sales primarily in the United States; and

                o Recreational Products, which manufactures a broad range of camping soft goods including tents, sleeping bags, back packs and technical apparel under the Sierra Designs(R), Kelty(R), Slumberjack(R) and Wenzel(R) brands.

           Kellwood sells its products through multiple channels of distribution, including national retail chains, department stores, specialty stores, mass merchants, mail order houses, sporting goods stores, discounters and other retailers. Kellwood's global sourcing capability is diverse in terms of the range of products produced and sourced. In order to enhance responsiveness to the changing needs of the customer, to achieve flexibility and to reduce costs, Kellwood maintains sourcing relationships with contract manufacturers around the world. This network is supplemented by 32 company-operated plants located in the United States, Canada, the Caribbean Basin, Hong Kong, the People's Republic of China, and Sri Lanka.

           Additional information concerning Kellwood is included in Kellwood's reports filed with the SEC that are incorporated by reference in this Prospectus, which are described above under the heading "Where You Can Find More Information."

                                  RISK FACTORS

           Before you buy any securities offered by this prospectus or a prospectus supplement, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors, together with all of the other information in this prospectus, any prospectus supplement, and the documents incorporated by reference before you decide to acquire any Shares.

UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS

           A successful integration of the apparel business of Fritzi California pursuant to the Fritzi Purchase Agreement (as described more fully under the heading "Selling Stockholders") will require, among other things, integration of the two companies':

           o         respective technological expertise;
           o         key personnel;

           o         sales and distribution channels;
           o         manufacturing and sourcing;
           o         products and product development efforts; and
           o         management information systems.

           There can be no assurance that the integration will be successfully accomplished. Moreover, the integration of the operations following the acquisition of the Fritzi business will require the dedication of management and other personnel which may distract their attention from the day-to-day business of Kellwood, the development or acquisition of new products and technologies and the pursuit of other business acquisition activities. Failure to successfully accomplish the integration and development of the two companies' operations and technologies, or a prolonged delay in accomplishing a reasonable measure of integration, may have a material adverse effect on Kellwood Company.

INCREASED COMPETITION

           Competition in the apparel industry is intense and is dominated by a number of very large brands, each of which is likely to have greater financial, technical and marketing resources, greater manufacturing capacity and more extensive and established customer relationships than the combined company. Kellwood believes the acquisition of Fritzi's business should enable Kellwood to become a more important player in the global apparel industry. As such, the competitive responses encountered by Kellwood from these larger, more established, apparel companies may be more aggressive and comprehensive than those faced by either of Kellwood or Fritzi individually. There can be no assurance that Kellwood will be able to compete successfully with its larger competitors or that aggressive competitive moves faced by the combined company will not result in lower prices for the combined company's products, decreased gross profit margins, or otherwise have a material adverse effect on its business, financial condition and results of operations.

DEPENDENCE ON RETENTION AND INTEGRATION OF KEY EMPLOYEES

           The success of Kellwood after acquisition of the Fritzi business is dependent on the retention and integration of the key management, sales, manufacturing, marketing, engineering and other employees of Kellwood and Fritzi. Competition for qualified personnel in the apparel industry is intense, and competitors may use aggressive tactics to recruit key employees during the integration phase following the acquisition of the Fritzi business. There can be no assurance that key employees of either Kellwood or Fritzi will remain with Kellwood after the acquisition.

CHALLENGE OF INTEGRATING FUTURE ACQUISITIONS

           Kellwood has pursued acquisitions as an important component of its business strategies, and it is expected that this acquisition strategy will continue for the foreseeable future. There can be no assurance that attractive acquisition candidates will be found or that after the acquisition of the Fritzi business Kellwood will be successful at effectively managing the integration of acquired businesses into the existing business. If expected synergies from acquisition transactions do not materialize or the combined company fails to successfully integrate new businesses, the combined company's results of operations could be adversely affected.

                                 USE OF PROCEEDS

           Kellwood will receive none of the proceeds from the offering and sale of the Shares.

                              SELLING STOCKHOLDERS

           You have acquired the Shares under the circumstances described in the notes to the following table. This table sets forth the number of Shares owned by each of you, and the number of Shares that you may offer and sell from time to time pursuant to this prospectus.

                                                                           SHARES WHICH MAY
                                           SHARES BENEFICIALLY OWNED            BE SOLD

              Name(1)                         Number    Percent(2)              Number

Fritzi Realty, f/k/a Fritzi California       844,000       3.8%                844,000

--------------

(1) These Shares will be acquired pursuant to the Agreement for Purchase and Sale of Assets, dated as of November 30, 1998, by and among Kellwood, Fritzi California, a California corporation ("Fritzi"), and the stockholders of Fritzi (the "Fritzi Purchase Agreement").
           Pursuant to the Fritzi Purchase Agreement, Kellwood will acquire substantially all of the assets, properties, rights and claims of Fritzi in exchange for up to 844,000 shares of Common Stock. The
           Fritzi Purchase Agreement further provides that in connection with transaction the two principal officers of Fritzi, Robert Samuel
           Tandler and Valli Diane Benesch, will enter into agreements to provide consulting services to Kellwood.

(2) Percentage of beneficial ownership is based on 22,000,000 shares of Common Stock as of November 30, 1998.


                              PLAN OF DISTRIBUTION

          If you sell Shares pursuant to this prospectus you will be selling the Shares for your own accounts. Kellwood will not receive any of the proceeds from the sale of the Shares.

           You may, from time to time, choose to sell any or all of your Shares directly or through one or more broker-dealers, in one or more transactions on stock exchanges on which the Common Stock may be listed (such as the New York Stock Exchange) pursuant to and in accordance with the rules of those exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more broker-dealers agree to sell the Shares, it may do so by purchasing Shares as principals or by selling the Shares as your agents. A broker-dealer may receive compensation from you in the form of underwriting discounts or commissions and may receive commissions from purchasers of the Shares for whom it may act as agent.

          If any broker-dealer purchases the Shares as principal it may resell the Shares from time to time or through other broker-dealers, and such other broker-dealers may receive compensation in the form of concessions or commissions from you or purchasers of the Shares for whom they may act as agents. To the extent required at the time a particular offer of the Shares is made, a supplement to this prospectus will be distributed which will set forth the aggregate principal amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers, the purchase price paid by any underwriter for the Shares purchased from you, any discounts, commissions and other items constituting compensation from you and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers, including the proposed selling price to the public.

           In addition and without limiting the foregoing, you will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M.

           In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

           Kellwood will bear all expenses of the registration of the Shares, but you will have to pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, and also the fees and costs of any attorneys or professional advisors that you choose to hire.

          The Company has agreed to keep the Registration Statement, of which this prospectus is a part, continuously effective and usable for a period of the earlier of one year from the date of the closing of the transactions contemplated by the Fritzi Purchase Agreement or when all of the Shares covered by the Registration Statement have been sold by Fritzi.

                                 LEGAL OPINIONS

           The validity of the Shares offered hereby will be passed upon for Kellwood by McDermott, Will & Emery, Chicago, Illinois, special securities counsel for Kellwood. Certain members of McDermott, Will & Emery own shares of Kellwood Common Stock.

                                     EXPERTS

           The consolidated financial statements incorporated by reference in this Prospectus by reference to the Annual Report on Form 10-K of Kellwood Company for the year ended April 30, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT, INCORPORATED BY REFERENCE OR PROVIDED IN A PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THESE DOCUMENTS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 844,000 SHARES

                                KELLWOOD COMPANY

                                  COMMON STOCK

                                   PROSPECTUS

                                December __, 1998

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following are the estimated expenses (other than the SEC registration fee) of the issuance and distribution of the securities being registered, all of which will be paid by Kellwood.

                     SEC registration fee                         $   6,314
                     Fees and expenses of counsel                    10,000
                     Printing Fees and expenses of accountants        5,000
                     Miscellaneous                                    3,686
                                                                -----------
                     Total                                         $ 25,000

           Kellwood has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, if any, and the fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or derived an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Kellwood contains a provision which eliminates directors' personal liability as set forth above.

           The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be indemnified; and authorizes Kellwood to buy directors' and officers' liability insurance. Indemnification provided under Section 145 is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

           Kellwood's Restated Certificate of Incorporation, as amended, provides for indemnification to the fullest extent expressly authorized by
Section 145 of the Delaware General Corporation Law for directors, officers and employees of Kellwood and also to persons who are serving at the request of Kellwood as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

           Kellwood has purchased liability policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

ITEM 16.  EXHIBITS.

Exhibit
Number                                    Description

    4.1 Restated Certificate of Incorporation, as amended, of Kellwood Company incorporated herein by reference to Form
        10-Q for the quarter ended July 31, 1987, SEC File No.
        1-340.
    4.2 Bylaws, as amended, of Kellwood Company, incorporated herein by reference to Form 10-K for the fiscal year ended April 30, 1996, SEC File No. 1-7340.
    4.3 Rights Agreement with respect to Rights to Acquire Series A Junior Preferred Stock between the registrant and Centerre
        Trust Company of St. Louis, incorporated herein by reference to Registration Statement on Form 8-A, effective
        June 24, 1986, Amendment dated August 21, 1990, incorporated herein by reference to Form 10-Q for the quarter ended October 31, 1990, and Amendment dated May 31,
        1996 incorporated herein by reference to Form 8-A/A effective June 3, 1996, SEC File No. 1-7340.

    5.1 Opinion of McDermott, Will & Emery regarding legality
   23.1 Consent of PricewaterhouseCoopers LLP
   23.2 Consent of McDermott, Will & Emery (included in Exhibit 5.1)
   24.1 Powers of Attorney

ITEM 17.  UNDERTAKINGS.

           (1)       The undersigned registrant hereby undertakes:

                     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on November 30, 1998.

                                KELLWOOD COMPANY

                                By:  /s/ THOMAS H. POLLIHAN
                                         Thomas H. Pollihan
                                         Vice President, Secretary and General
                                           Counsel

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 30th day of November, 1998:

       SIGNATURE                                   TITLE

           *                     Director, Chairman of the Board, Chief
  (William J. McKenna)           Executive Officer (principal executive officer)

           *                     Director, President and Chief Operating Officer
     (Hal J. Upbin)

           *                     Director, Vice Chairman (principal financial
  (James C. Jacobsen)            and accounting officer

           *                     Director
  (Raymond F. Bentele)

           *                     Director
   (Edward S. Bottum)

           *                     Director
  (Kitty G. Dickerson)

           *                     Director
 (Leonard A. Genovese)

           *                     Director
   (Jerry M. Hunter)

           *                     Director
   (James S. Marcus)

           *                     Director
    (Fred W. Wenzel)


*By:  /s/ THOMAS H. POLLIHAN
          Thomas H. Pollihan
          Attorney-in-fact